Exhibit 99.1

May 7, 2026

We are pleased to share that Union Bankshares delivered solid first-quarter performance. For the three months ended March 31, 2026, consolidated net income was $3.0 million, or $0.65 per share, compared to $2.5 million, or $0.55 per share, for the first quarter of 2025. This improvement was driven primarily by higher net interest income, disciplined credit performance, and continued focus on serving customers across our Vermont and New Hampshire footprint.
Our balance sheet continued to expand. Total assets were $1.63 billion at quarter end, up 6.6% from March 31, 2025. Liquidity strengthened, with federal funds sold and overnight deposits rising to $25.3 million from $8.9 million a year ago. We also grew the investment securities portfolio to $315.6 million, up 26.4%, reflecting our strategic decision to pre-invest future portfolio cash flows during the fourth quarter of 2025.

Loan growth was modest, with total loans of $1.18 billion—an increase of $15.8 million, or 1.3%, from the prior year period. We remained an active residential lender, selling $24.1 million of mortgage loans during the quarter, and we continue to support local businesses and municipalities with relationship driven banking. Importantly, asset quality remains strong. The allowance for credit losses on loans was $8.1 million at March 31, 2026, stable year over year, and we will continue to monitor economic conditions and borrower performance closely.

From an earnings standpoint, net interest income increased $1.0 million, or 10.0%, supported by a larger earning asset base and higher yields. Noninterest income was $2.5 million, including $350 thousand in net gains on mortgage sales. We also invested in our people, technology, and operations, which contributed to a $958 thousand increase in noninterest expense. We remain focused on aligning these investments with the service quality and capabilities our customers expect.

Funding and capital levels remained sound. Total deposits were $1.20 billion at March 31, 2026, and we continued to utilize a mix of core deposits, brokered deposits, and Federal Home Loan Bank advances to support customer demand. Stockholders’ equity increased to $80.6 million, and book value per share rose 13.1% year over year to $17.46, benefiting from retained earnings and improvement in accumulated other comprehensive loss on our securities portfolio compared to the first quarter of 2025.
Economic conditions in Northern Vermont and Northern New Hampshire during the first quarter of 2026 were generally steady and modestly positive. Employment levels were stable, with continued tightness in the labor market, especially in healthcare, education, skilled trades, and hospitality. Inflation pressures that affected households in prior years appeared to moderate, though energy prices are beginning to impact consumers and businesses.
The travel and tourism sectors were a clear bright spot during the quarter, supported by an exceptionally strong snow year. Consistent snowfall drove above average visitation to ski areas and snowmobile destinations, benefiting lodging, restaurants, and retailers across the region. Alpine and Nordic ski areas reported strong skier visits, while snowmobile trail networks saw heavy use, extending economic activity into smaller, rural communities that rely heavily on winter recreation.
We are pleased to announce that the Board declared a quarterly cash dividend of $0.36 per share, payable May 7, 2026, to shareholders of record as of April 27, 2026.
We hope to see many of you at our 135th Annual Shareholders meeting on May 20th at 3:00pm in Stearns Performance Space on the Vermont State University, Johnson Campus, 337 College Hill Road, Johnson, VT. A reception will be held immediately following the annual meeting.
Sincerely,

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Karyn J. Hale, CFO, at 802.888.6600 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, 3 loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)				Union Bankshares, Inc.

							DIRECTORS	OFFICERS
							Neil J. Van Dyke - Chair	Neil J. Van Dyke - Chair
ASSETS	March 31, 2026	March 31, 2025	March 31, 2026		March 31, 2025	March 31, 2026	Timothy W. Sargent - Vice Chair	David S. Silverman - President & CEO

							Dawn D. Bugbee	Karyn J. Hale - Chief Financial Officer
				(3 months ended)
							Mary K. Parent	Timothy W. Sargent - Secretary
Cash and Due from Banks	$4,502	$4,772	Interest Income	$19,530	$18,295
							Nancy C. Putnam
			Interest Expense	8,235	8,025		Gregory D. Sargent
Federal Funds Sold & Overnight Deposits	25,322	8,940					David S. Silverman
			Net Interest Income	11,295	10,270		Janet P. Spitler
Interest Bearing Deposits in Banks	7,958	7,959
			Credit Loss (Benefit) Expense	(325)	235
Investment Securities	315,591	249,631	Net Interest Income After Credit Loss Expense	11,620	10,035		Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	4,193	4,055
							DIRECTORS
Loans, net	1,178,969	1,163,321	Wealth Management Income	304	276		Neil J. Van Dyke - Chair	Michael R. Barrett - St. Johnsbury
							Timothy W. Sargent - Vice Chair	Steven J. Bourgeois - St. Albans
Allowance for Credit Losses	(8,071)	(8,110)	Noninterest Income	2,190	2,164		Dawn D. Bugbee	Andrew A. Dean - Northern NH
							Steven P. Cote	Stanley T. Fillion - Northern NH
Premises and Equipment, net	19,603	19,988	Noninterest Expenses:				Walter B. Frame III	Rosemary H. Gingue - St. Johnsbury
							Mary K. Parent	John M. Goodrich - Northern NH
Accrued Interest & Other Assets	77,078	74,276	Salaries & Wages	4,397	3,911		Nancy C. Putnam	Christopher M. Knapp - Northern NH
							Gregory D. Sargent	Coleen K. Kohaut - St. Albans
Total Assets	$1,625,145	$1,524,832	Employee Benefits	1,765	1,581		David S. Silverman	Justin P. Lavely - St. Johnsbury
							Janet P. Spitler	Daniel J. Luneau - St. Albans
			Occupancy Expense, net	647	652			Samuel H. Ruggiano - St. Albans
								Christine A. Sheley - Northern NH
LIABILITIES & SHAREHOLDERS' EQUITY	March 31, 2026	March 31, 2025	Equipment Expense	1,110	1,049			David S. Silverman - All

							Union Bank Offices (ATMs at all Branch Locations)
			Other Expenses	2,863	2,631
Noninterest Bearing Deposits	$220,708	$232,550
			Total	10,782	9,824		VERMONT
Interest Bearing Deposits	703,813	682,886	Income Before Taxes	3,332	2,651
							Berlin	1028 US Route 302	802.476.0061
Time Deposits	275,297	265,940	Income Tax Expense	328	150		Fairfax	Jct. Routes 104 & 128	802.849.2600
							Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	310,981	240,696	Net income	$3,004	$2,501		Jeffersonville	5062 VT Route 15	802.644.6600
							Jericho	368 VT Route 15	802.899.7500
Subordinated Notes	16,316	16,281	Earnings Per Share	$0.65	$0.55		Lyndonville	183 Depot Street	802.626.3100
							Morrisville	20 Lower Main Street	802.888.6600
Accrued Interest & Other Liabilities	17,465	16,405	Book Value Per Share	$17.46	$15.44			65 Northgate Plaza	802.888.6860
							Shelburne	5068 Shelburne Road	802.985.0227
Common Stock	10,169	10,024					St. Albans	15 Mapleville Depot	802.524.9000
							St. Johnsbury	Operations and Loan Center
Additional Paid-in Capital	4,821	3,190						364 Railroad Street	802.748.3131
Retained Earnings								Branch
	97,590	92,589						325 Portland Street	802.748.3121
Accumulated Other Comprehensive Loss	(27,747)	(31,434)					Stowe	47 Park Street	802.253.6600
							Williston	Branch
								31 Market St	802.878.7900
Treasury Stock at Cost	(4,268)	(4,295)						Loan Center
								31 Market St	802.865.1000
Total Liabilities & Shareholders' Equity	$1,625,145	$1,524,832
Standby letters of credit were $1,573,000 and $1,544,000 at March 31, 2026 and 2025, respectively.							NEW HAMPSHIRE
							Groveton	3 State Street	603.636.1611
							Littleton	263 Dells Road	603.444.7136
								76 Main Street	603.444.5321
							Lincoln	135 Main Street	603.745.4000
							North Conway	120 North-South Road	603.356.4010